UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

SHIRE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2

Miesian Plaza

50-58 Baggot Street Lower

Dublin 2

Republic of Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 609 6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As Shire plc (“Shire”) previously announced on Form 8-K filed August 21, 2017, Jeff Poulton will be stepping down as Chief Financial Officer (“CFO”) of Shire. His last day of employment will be December 31, 2017. As previously announced on Form 8-K filed November 20, 2017, Thomas Dittrich is expected to assume the role of CFO in early 2018. John Miller (49), Shire’s Senior Vice President of Finance, will serve as interim CFO with effect from January 1, 2018 until Mr. Dittrich commences his employment with Shire.

Mr. Miller joined Shire in 2004 and, in addition to his current role in which he has served since March 2015, has served in a number of positions including, in the past five years, as Vice President of Finance, Neuroscience from June 2010 to March 2015.

In connection with his new role, Mr. Miller has entered into a new letter agreement governing the terms of his appointment as interim CFO, pursuant to which, while serving as interim CFO his annual base salary will increase to $765,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan
	Name:	Bill Mordan
	Title:	Company Secretary

Date: December 8, 2017